EXHIBIT 5.1
-----------

                         (HOLLEB & COFF LETTERHEAD)
                          OPINION OF HOLLEB & COFF


March 1, 1999



Sunrise Technologies International, Inc.
3400 West Warren Avenue
Fremont, California 94538


Ladies and Gentlemen:

      We have acted as special counsel for Sunrise Technologies International, Inc., a Delaware Corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8, as amended (the "Registration Statement"), being filed by the Company under the Securities act of 1933, as amended, with respect to 3,000,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be disposed of from time to time by the selling securityholders (the "Selling Securityholders") named therein.

      In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied solely upon the following documents (collectively, the "Documents"): the Registration Statement; the Company's Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware; the Company's Bylaws; a Certificate of Good Standing of the Company issued on February 22, 1999 by the Secretary of State of the State of Delaware; certain minutes of the meetings of the Company's Board of Directors; a certificate of the Company's president; and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

      In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. In addition, for the purposes of this opinion, we have assumed that the consideration received by the Company in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property with a value that exceeds the greater of (i) the aggregate par value of such Shares and (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purpose of the Delaware General Corporation Law. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents. We would call your attention to the fact that Eric M. Fogel, a partner of this law firm, also acts as the Secretary of the Company and certain of our firm's partners own shares of the Company's Common Stock.

      Based solely upon and subject to the Documents, and subject to the qualification set forth below, we are of the opinion that the Shares have been duly authorized and when the Shares have been duly delivered against payment therefor, the Shares will be validly issued, fully paid and nonassessable

      Although we have acted as counsel to the company in connection with certain other matters, our engagement is limited only to matters which have been specifically referred to us. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General
Instruction E of Form S-8 under the Securities Act with respect to the Registration Statement.


                                    Very truly yours,


                                    /s/ HOLLEB & COFF
                                    HOLLEB & COFF